Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Modification”) is entered into as of December 30, 2014, by and between the Lender(s), Borrower(s) and Guarantor(s) listed on the Loan Schedule referred to below.  References in this Modification to “Lender,” “Borrower,” and “Guarantor” shall be construed to mean and refer to each such Lender, Borrower, and Guarantor, respectively.

RECITALS

A.           In connection with the loan(s) described on the Loan Schedule (each, a “Loan”), Borrower has entered into one or more loan agreements with Lender (each, a “Loan Agreement”).  This Modification is one of the Loan Documents, and references in the existing Loan Documents and this Modification to “Loan Documents,” or any of them, shall be deemed to be a reference to such Loan Documents, as modified by this Modification and the Prior Modifications (defined below).  References in this Modification to a “Loan” or “Loan Agreement” are to each such Loan and Loan Agreement, if more than one Loan is included on the Loan Schedule.  Pursuant to the guarantee(s) identified on the Loan Schedule (each, a “Guaranty”), Guarantor guaranteed payment and performance of the Loan and other Obligations. Pursuant to the other Loan Documents identified on the Loan Schedule, other Credit Parties have granted security interests in Collateral or otherwise become obligated with respect to the Loan.  Prior modifications to the Loan Documents include (i) that certain Loan Modification Agreement, dated March 29, 2012 (the “2012 Modification”) between Lender, Borrower and Guarantor, (ii) the Loan Waiver and Collateral Agreement dated November 14, 2012 (the “November 2012 Modification”), (iii) that certain Loan Modification Agreement dated August 13, 2013 (the “August 2013 Modification”), (iv) that certain Loan Modification Agreement dated November 13, 2013 (the “November 2013 Modification); and (v) that certain Loan Modification Agreement dated March 14, 2014 (the “March 2014 Modification”), and (vi) that certain Loan Modification Agreement signed in October, 2014 (the “October 2014 Modification” and, collectively with the 2012 Modification, the November 2012 Modification, the August 2013 Modification, the November 2013 Modification and the March 2014 Modification, the “Prior Modifications”).

B.           Borrower has requested that Lender modify the Loan Documents as provided in this Modification and Lender is willing to do so, subject to the terms and conditions set forth herein.

FOR VALUABLE CONSIDERATION, the parties agree as follows:

ARTICLE 1

PRELIMINARY MATTERS

1.1 Defined Terms.  For purposes of this Modification and the Loan Documents generally, certain capitalized terms used in this Modification and not otherwise defined herein have the meanings given to such terms in Appendix A.  Appendix A also includes various rules of construction and interpretation that the parties agree are applicable to this Modification and the other Loan Documents.

1.2 Recitals and Loan Schedule.  The parties acknowledge the accuracy of the Recitals and agree that the Recitals are part of this Modification.  Borrower confirms and agrees that the information set forth on the “Loan Schedule” attached as Exhibit 1.2 is complete and correct.

1.3 Loan Balance.  Borrower acknowledges as correct the outstanding principal balance of the Loan, as set forth on the Loan Schedule, as of the date there stated.

ARTICLE 2

MODIFICATIONS TO LOAN DOCUMENTS

Any other provision of the Loan Documents to the contrary notwithstanding and, unless otherwise specifically stated, until such time as all Obligations under the Loan Documents have been fully paid and performed, Borrower covenants and agrees as follows:

2.1 Maturity Date Extension.  The maturity date for Loan No. 431562 shall be extended to March 2, 2015 (the “Revised Maturity Date”).  Borrower understands and agrees that monthly payments of principal and interest shall continue through the Revised Maturity Date and that full and final payment with respect to such Loan shall be due on the Revised Maturity Date.  Any reference in the Loan Documents to “Maturity Date”, “final maturity”, or “final payment date” (or similar terms, whether any such term is capitalized or not) for Loan No. 431562 shall hereafter mean the Revised Maturity Date.

2.2 Required Principal Paydown.  Prior to February 15, 2015, Borrower shall have made a prepayment of principal with respect to Loan No. 431562 in the amount of $350,000.  This Modification shall not be deemed to waive or modify any prepayment fees required pursuant to the Prior Modifications or otherwise due pursuant to the Loan Documents.

2.3 Non-Conforming Payments.  Credit to Borrower’s account may be delayed if the payment is not made as provided in the Loan Documents or if not accompanied by the correct invoice number.  Lender may, at its sole option, refuse any amount tendered by Borrower that is not in the required form or in the exact amount of the required payment.  Delayed credit may cause Borrower to incur a late payment fee.  Credit for payments is subject to final payment by the institution on which the item of payment was drawn.  UNAUTHORIZED FORMS OF PAYMENT, SUCH AS CASH, CASHIER’S CHECKS, OFFICIAL BANK CHECKS, TELLER’S CHECKS, CERTIFIED CHECKS, TRAVELERS’ CHECKS, AND MONEY ORDERS, ARE NOT ACCEPTABLE FORMS OF PAYMENT AND MAY BE RETURNED TO BORROWER AT BORROWER’S RISK OF LOSS.

2.4 Disputed Payments. All written communication concerning disputed amounts, including any check or other payment instrument that (a) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (b) is tendered with other conditions or limitations must be mailed or delivered to Lender at the following address and not to the address shown on the invoice as the address for remitting payments, unless Lender otherwise directs:  GE Capital Franchise Finance, 8377 East Hartford Drive, Suite 200, Scottsdale, AZ 85255, Attention:  Customer Service Center.

2.5 Flood Insurance.  If Borrower owns the building and other improvements on a particular Site, such Site is subject to a Mortgage, and such Site is located in a Special Flood Hazard Area (“SFHA”) designated by the Federal Emergency Management Administration, Borrower shall, at its expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for such Site, satisfying any applicable insurance requirements in the Loan Documents and providing insurance coverage sufficient to rebuild or replace the building, equipment and improvements on the Site in an amount not less than the lesser of:  (a) the outstanding principal balance of the Loan, including any prior liens on such Site; (b) the maximum amount of coverage allowed for the type of property under the NFIP; or (c) the overall value of the building, equipment and improvements at such Site, but not the value of the land underlying such building and other improvements.  The policy must state the proper SFHA zone for the Premises (i.e., SFHA zones beginning with “A” or “V”).  Deductibles must be stated and may not exceed $50,000.  SPECIAL NOTICE:  Notice is hereby given to Borrower that, if Borrower fails to renew or keep in effect adequate flood insurance on the Site during the time that the NFIP mandates flood insurance coverage, federal law requires Lender to purchase the flood insurance for the Site and authorizes Lender to charge Borrower the cost of premiums and fees incurred in purchasing the insurance.  Any flood insurance that Lender purchases may not fully protect Borrower’s interest and equity in the Site and will be substantially more expensive than the insurance Borrower may obtain.

2.6 Anti-Money Laundering; Anti-Terrorism.  Each Credit Party represents and warrants to and covenants with Lender that:  (a) each Credit Party and its Affiliates (each, an “AML Party”) is and will remain in compliance with the following (collectively, the “AML Requirements”):  all U.S. economic sanctions laws and executive orders; all regulations promulgated by the U.S. Office of Foreign Assets Control (“OFAC”); and all applicable anti-money laundering and counter-terrorism provisions of the Bank Secrecy Act, the U.S. Patriot Act, and all rules and regulations issued pursuant to such laws, including those relating to “know your customer”, anti-money laundering, and anti-terrorism; (b) no AML Party is or will become a Person (i) included by OFAC on the list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot engage in business transactions with such Person; or (ii) that is Controlled by, or acting, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that entry into or performance under any Loan Document would violate Applicable Law; (c) neither Borrower nor any other Credit Party will use any proceeds of the Credit Facilities directly or indirectly for any payments to any government official or employee, political party, political party official, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977; and (e) within five days of written request, Borrower shall provide Lender with such documentation as Lender may request from time to time, to verify compliance with the terms and conditions of this Section, including with respect to sources of funds for Payments made or to be made by any Credit Party.  For purposes of this Section, “Affiliate” does not include equity owners of any entity that is publicly traded on a recognized national U.S. stock exchange.

2.7 Modifications, Waivers and Consents.  None of the terms and provisions of the Loan Documents may be amended, extended, renewed, terminated, or supplemented, nor shall Lender have waived any of its rights under any Loan Document, by any course of dealing or other action or inaction of the parties, unless and until the Credit Parties obtain Lender’s prior written consent with respect to any such matter, which consent may be withheld or conditioned in Lender’s sole discretion, unless otherwise expressly provided in the Loan Documents.  Lender’s consent to or waiver of any matter shall not be deemed a consent to or waiver of the same or any other matter on any future occasion.  All approvals, waivers, and consents granted by Lender for any matter shall be narrowly construed to cover only the parties and facts identified in such approval, waiver or consent.  No failure to exercise and no delay in exercising, on Lender’s part, any right, remedy, power or privilege pursuant to any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege pursuant to any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

2.8 Accounting Requirements.  All accounting terms shall be construed, and all accounting determinations required to be made pursuant to any Loan Document, including with respect to financial covenant compliance, shall, unless otherwise expressly provided, be made, in accordance with GAAP.  However, if there is a change in GAAP following the date hereof and that change is implemented by Borrower, such change shall not be given effect if such change would affect a calculation that measures compliance with, or entitles any Credit Party to any rights under, any provision of the Loan Documents unless Borrower and Lender agree in advance and in writing to modify such provisions to reflect such change.  Unless such provisions are modified, all Financial Statements, compliance certificates and similar documents provided pursuant to the Loan Documents shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change.  Notwithstanding any other provision contained herein or any of the other Loan Documents, all terms of an accounting or financial nature used in this Modification or any of the other Loan Documents shall be construed, and all computations of amounts and ratios provided for in this Modification or any of the other Loan Documents shall be made, without giving effect to any election under FAS 159 (ASC 825) (or any other financial accounting standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party at “fair value,” as defined therein.  No Credit Party shall change its accounting treatment, fiscal calendar, or reporting practices, except as required by GAAP or any Applicable Law and then only after giving effect to provisions of this Section or change its Fiscal Year from that in effect on the date hereof.

ARTICLE 3

ADDITIONAL BORROWER COVENANTS

3.1 Receivers.  Borrower and each other Credit Party irrevocably agree that upon the occurrence of an Event of Default, Lender may obtain an order, ex parte, from a state or federal court appointing a receiver for (a) the business operations of Borrower and/or any of the other Credit Parties; (b) for the Collateral; and/or (c) for any or all of the assets and property rights of Borrower and/or of such other Credit Parties.  Lender’s right to obtain an order ex parte from a state or federal court appointing a receiver as provided herein shall be as a matter of right and without notice to Borrower or any other Credit Party or anyone claiming under Borrower or any other Credit Party, and without regard to the then value of the Collateral or the interest of Borrower or any other Credit Party therein.  BORROWER AND EACH OTHER CREDIT PARTY WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.  Borrower and each other Credit Party irrevocably agree that any receiver appointed pursuant to this Section may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of  (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged.  All expenses incurred by the receiver or its agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations.  Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and Lender, together with interest thereon at the default rate of interest from the date incurred until paid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.  Borrower and each other Credit Party expressly waive any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

3.2 Limitation of Liability for Certain Damages.  In no event shall Lender or any Affiliate of Lender be liable to Borrower or any other Credit Party on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ARTICLE 4

[RESERVED]

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Credit Party acknowledges and agrees that the representations and warranties in this Article are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into this Modification; and that these representations and warranties are true and accurate as of the date hereof, will be true and accurate as of Closing, as if made at Closing, and will survive the Closing regardless of any investigation or inspection by Lender.  Accordingly, Borrower and each other Credit Party represent and warrant to Lender:

5.1 Representations and Warranties Continue.  In connection with this Modification and for purposes of making the representations and warranties in this Section, each Credit Party has reviewed each of the representations and warranties of such Credit Party in the Loan Documents.  All such representations and warranties (taking this Modification into account), are complete and correct as of the date hereof, will continue to be complete and correct as of the Closing, and will survive the Closing.

5.2 No Defaults; No Material Adverse Effects.  No Credit Party is in Default under any of the Loan Documents.  There has been no change in the financial condition of any Credit Party from the most recent financial statement received by Lender from or on behalf of such Credit Party that would constitute a Material Adverse Effect.

5.3 Due Authorization, Execution and Delivery; Validity.  The execution, delivery, and performance by each Credit Party of this Modification and the other Loan Documents to be executed by such Credit Party in connection herewith (collectively, with the Modification, the “Modification Documents”) have been duly authorized by each Credit Party, and such Modification Documents have been duly executed and delivered on behalf of each such Credit Party.  The individual(s) executing the Modification Documents on behalf of each Credit Party have been duly authorized to do so in accordance with resolutions duly adopted by such Credit Party’s board of directors (or similar governing body), members, or partners, as the case may be.  The Modification Documents constitute the legal, valid and binding obligations of each Credit Party executing such Modification Documents, enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally, and general principles of equity.

5.4 No Duress.  Each Credit Party has executed those Modification Documents to which it is a party as a free and voluntary act, without duress, coercion or undue influence exerted by or on behalf of Lender or any other Person.

5.5 Solvency.  Both before and after giving effect to consummation of the transactions contemplated by this Modification, the Credit Parties taken together, and Borrower, individually, are Solvent.

5.6 Commercial Nature of Loans.  The purpose of each Loan is a commercial business purpose and not a personal, family, or household purpose.  No portion of the Collateral is being or will be used by any Credit Party or any other Person for any personal, family or household purposes.

ARTICLE 6

CREDIT PARTY RATIFICATIONS, CONSENTS, AND RELEASES

6.1 Ratifications.  The Loan Documents are ratified and affirmed by Borrower and remain in full force and effect.  Lender’s Liens in the Collateral shall continue in full force and effect and no Collateral is or shall be released from such Liens except as specifically provided for herein.  Nothing contained in any Modification Document shall constitute a waiver of any rights or remedies of Lender under the Loan Documents (except as expressly set forth therein).  Guarantor consents and agrees to the terms and conditions of the Modification Documents; ratifies and reaffirms the Guaranty; and agrees that, notwithstanding this Modification and consummation of the transactions contemplated hereby (including the release of any Collateral), the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms, modified only if and to the extent that the guaranteed obligations are modified by the Modification Documents.

6.2 Release.  Each Credit Party forever releases, waives, and discharges Lender, its Affiliates, their predecessors, successors, and assigns, and each of their respective officers, directors, shareholders, employees, agents, representatives, and consultants (each, a “Released Party”) from any and all claims, actions, investigations, demands, damages, and expenses, of whatever kind or nature and however characterized, at law, in equity, or otherwise, that any Credit Party has or may have against any Released Party, known or unknown, foreseen or unforeseen, now existing or arising in the future, based in whole or in part on facts (whether or not now known), existing on or before the date hereof, that relate to or arise out of this Modification, any other Loan Document, the transactions contemplated thereby, or any acts or omissions in connection therewith.  Each Credit Party agrees not to assert any claim, sue, or otherwise institute any court or other legal proceeding against any Released Party that is covered by the releases set forth herein.  FURTHER, EACH CREDIT PARTY EXPRESSLY WAIVES ANY PROVISION OF APPLICABLE LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WITH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE MATERIALLY AFFECTED SUCH PARTY’S AGREEMENT WITH THE RELEASED PARTIES.

ARTICLE 7

CONDITIONS PRECEDENT; CLOSING

7.1 Closing Conditions Precedent.  The obligations of Lender to consummate the transactions contemplated by this Modification are subject to the satisfaction of each of the conditions precedent in this Section and any other conditions precedent to Closing set forth in this Modification (collectively, the “Closing Conditions”), in Lender’s sole discretion, unless Lender, in its sole discretion, waives satisfaction of a particular Closing Condition in writing.

(a) Documents.  Lender shall have received this Modification and such other documents and  instruments as are contemplated hereby, including a Borrower authorization, in each case duly executed and, where appropriate, acknowledged, by the Credit Parties and in form and substance satisfactory to Lender.

(b) No Default; Representations.  Both before and after giving effect to the Closing, there shall be no Default under the Loan Documents, and each representation and warranty made by Borrower and each Guarantor pursuant to the Loan Documents shall be true and correct in all material respects.

(c) Good Standing; Authority.  If requested by Lender, Borrower shall have provided Lender with evidence that Borrower and any entity Guarantor(s) are in good standing under the laws of their state of formation and in each state in which any Collateral is located and that the Persons executing this Modification and the other documents or instruments contemplated hereby, other than Lender, are duly authorized to do so.

(d) Liens on Existing Collateral.  Lender shall have received such UCC search results, title reports,  title policies, and title insurance endorsements as Lender shall reasonably require evidencing the continuing first priority of Lender’s Liens in the Collateral as security for the payment and performance of all of the Obligations.

(e) Insurance.  If requested by Lender, Borrower shall have provided Lender with evidence satisfactory to Lender that all insurance required by the Loan Documents is in full force and effect.

(f) Transaction Costs.  Borrower shall have paid to Lender all reasonable out-of-pocket costs and expenses then incurred by or on behalf of Lender in connection with this Modification, Lender’s underwriting and closing due diligence with respect to this Modification, and the negotiation, documentation, and closing of this Modification, including in connection with Lender’s evaluation of and determinations with respect to, the Closing Conditions (collectively, “Transaction Costs”).  Transaction Costs include the following, as applicable:  (i) Lender’s outside legal counsel fees; (ii) expenses for UCC search reports, title searches, and title insurance; (iii) escrow, recording, and filing fees; (iv) transfer or mortgage taxes (if any); (v) costs of site inspections, inspection reports, surveys, appraisals, flood certifications, environmental reports and testing, and other due diligence required by Lender; and (vi) costs and fees of consultants and other professional advisers retained by Lender.  At Closing, all deposits paid by Borrower to Lender prior to entering into this Modification shall be applied to pay Transaction Costs and any other fees, costs and expenses payable by Borrower at Closing.  If the deposit exceeds the sum of such items, the excess shall be refunded to Borrower at Closing.

(g) Fees and Expenses.  Borrower shall have paid to Lender any outstanding and unpaid fees and costs then due from Borrower pursuant to any of the Loan Documents.

7.2 Closing.  The closing (the “Closing”) of the Modification and the transactions contemplated hereby will occur within three Business Days following satisfaction (or waiver by Lender) of each of the Closing Conditions.  The date on which Closing occurs is the “Closing Date.”  Borrower hereby authorizes Lender to insert the Closing Date on the first page hereof, as the date hereof, and in the various Loan Documents executed in connection herewith, as the date thereof.  Closing must occur on or before 11:00 o’clock a.m. local time in Phoenix, Arizona, on December 31, 2014 (the “Closing Deadline”).  If Closing has not occurred by the Closing Deadline, Lender shall have absolutely no obligation whatsoever to consummate this Modification and the transactions contemplated hereby.  Lender may extend the Closing Deadline in Lender’s sole discretion.  Any extension of the Closing Deadline must be in writing to be valid.

ARTICLE 8

ADDITIONAL PROVISIONS

Any other provisions of the Loan Documents to the contrary notwithstanding:

8.1 Notices.  All notices, demands, requests, and other communications (collectively, “Notices”) required or authorized to be made by the Loan Documents will be written and addressed (a) if to Borrower or any other Credit Party, to the address set forth for such Person on the signature page hereto or to such other address as such Credit Party may provide to Lender in a Notice given after the date hereof; and (b) if to Lender, at Lender’s notice address on the signature page hereto or to such other address as Lender may provide to the Credit Parties in a Notice given after the date hereof.  Notices may be given by hand delivery; by overnight delivery service, freight prepaid; or by U.S. mail, postage paid.  Notices given as described above shall be effective and deemed to have been received upon personal delivery to a responsible individual at the notice address set forth on the signature page of this Modification, if Notice is given by hand delivery; one Business Day after delivery to an overnight delivery service, if Notice is given by overnight delivery service; and two Business Days following deposit in the U.S. mail, if Notice is given by U.S. mail.

8.2 Governing Law.  THE LAWS OF THE STATE IDENTIFIED IN THE LOAN DOCUMENTS, OTHER THAN THIS MODIFICATION, SHALL, SUBJECT TO ANY LIMITATIONS IN SUCH LOAN DOCUMENTS, GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS MODIFICATION, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

8.3 Time of the Essence.  Time is of the essence in this Modification.

8.4 Binding Effect; Existing Documents; Conflicts.  This Modification shall be binding upon and inure to the benefit of Lender, each Credit Party, and their respective successors, assigns, heirs and personal representatives.  Except as expressly modified hereby, the Loan Documents (including as modified by the Prior Modifications) remain in full force and effect, provided that if there are conflicts between the terms of this Modification and the terms of any other Loan Document, the provisions hereof shall control.

8.5 Bankruptcy.  As a material inducement to Lender to execute this Modification, each Credit Party represents and agrees that (a) the modifications provided for herein are, in such Credit Party’s informed judgment, sufficient to permit such Credit Party to operate its business and satisfy its obligations; (b) such Credit party has no intention to file or acquiesce in any bankruptcy or insolvency proceeding at any time after the date of this Modification; and (c) in the event of an Event of Default, such Credit Party acknowledges that such Credit Party does not have any further realistic opportunity to successfully reorganize such Credit Party’s financial affairs in bankruptcy.  Accordingly, in consideration of the mutual covenants contained herein and for other good and valuable consideration, each Credit Party agrees that if such Credit Party is the subject of any federal or state insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceedings, voluntary or involuntary, under any present or future law or act, Lender shall be entitled to the immediate and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents, and each Credit Party consents to the immediate lifting of any such automatic stay, and will not contest or object to any motion filed by Lender to lift such stay.

8.6 Post-Default Waiver of Collateral Disposition Rights.  Borrower and each other Credit Party hereby waive (a) any and all rights that it may have to notification of disposition of collateral under Section 9-611 of the UCC; and (b) any and all rights that it may have to the right to redeem the Collateral under Section 9-623 of the UCC.

8.7 Descriptions not Limiting.  The description of the Loan Documents contained herein is for informational purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Loan Documents.  The description in this Modification of the specific rights of Lender shall not be deemed to limit or exclude any other rights to which Lender may now be or may hereafter become entitled to under the Loan Documents at law, in equity or otherwise.

8.8 Construction.  This Modification and the other Loan Documents shall be interpreted and construed in a fair and impartial manner without regard to such factors as which party prepared the document, the relative bargaining powers of the parties or a party’s domicile, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

8.9 Document Execution.  This Modification and the other Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed, shall be deemed an original and all of which, taken together, shall constitute one integrated agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Except as otherwise expressly provided in any Loan Document, the E-Transmission of an executed signature page to a Loan Document shall be as effective as delivery of a manually executed counterpart thereof.  The parties may, but are not required to, transmit or otherwise make or communicate any Loan Document as an E-Transmission, except that the Credit Parties shall deliver, as a further condition to Closing, live pen and ink signatures for those Loan Documents to be delivered on or before Closing, that Lender, in its sole discretion, designates as requiring live signatures.  From time to time after Closing, each Credit Party agrees to deliver to Lender, upon Lender’s request, a live pen and ink signature page for any Loan Document.  Where this Modification or any other Loan Document, including any executed signature pages, is communicated by E-Transmission:  (a) this Modification, such other Loan Document and such signature pages shall conclusively be deemed sufficient to satisfy any requirement for a “writing,” “authentication,” “signature,” or “original” pursuant to any Loan Document or Applicable Law and shall be admissible as an original in any legal proceeding arising out of or relating to this Modification or any of the other Loan Documents; and (b) each such E-Transmission shall have the same legal effect as a live pen and ink signed paper original.  Neither Lender nor any Credit Party shall contest the validity or enforceability hereof or of any other Loan Document, on the basis that this Modification or such Loan Document, or one or more signatures hereto or thereto was the subject of an E-Transmission; provided, however, that nothing herein shall limit a party’s right to contest whether this Modification or such other Loan Document has been altered after E-Transmission or whether the E-Transmission was delivered to an appropriate representative of Lender.  “E-Transmission” means the communication of any document, including signature pages, by e-mail or any system used to receive or transmit faxes electronically.

8.10 Course of Dealing; Further Assurances.  No course of dealing between any Credit Party or Affiliate of a Credit Party, and Lender shall be effective to amend, modify or discharge any provision of the Loan Documents.  Each Credit Party shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as Lender reasonably requires to carry out the intent of this Modification.

8.11 Credit Party Experience and Advisers; No Lender Advice.  EACH CREDIT PARTY REPRESENTS, WARRANTS, AND COVENANTS THAT (A) SUCH CREDIT PARTY (I) IS EXPERIENCED IN COMPLEX AND SOPHISTICATED BUSINESS MATTERS AND COMMERCIAL FINANCING TRANSACTIONS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS; (II) HAS HAD SUFFICIENT TIME TO CAREFULLY REVIEW THIS MODIFICATION AND THE LOAN DOCUMENTS BEING EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSULT WITH SUCH INVESTMENT, TAX, LEGAL, FINANCIAL AND OTHER ADVISERS AS SUCH CREDIT PARTY HAS DEEMED APPROPRIATE; AND (III) HAS DETERMINED THAT THIS MODIFICATION AND SUCH OTHER LOAN DOCUMENTS COMPLETELY AND ACCURATELY REFLECT THE FINAL BUSINESS DEAL OF THE PARTIES; AND (B) NO LENDER PARTY OR ANY EMPLOYEE, AGENT, REPRESENTATIVE, OR ADVISER OF A LENDER PARTY HAS PROVIDED ANY CREDIT PARTY WITH ANY INVESTMENT, TAX, LEGAL, OR FINANCIAL ADVICE OR ACTED AS AN ADVISOR TO ANY CREDIT PARTY WITH RESPECT TO SUCH MATTERS.

8.12 Entire Agreement.  THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS COLLECTIVELY CONSTITUTE THE FINAL EXPRESSION AND ENTIRE WRITTEN AGREEMENT OF LENDER AND THE CREDIT PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF; SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, DISCUSSIONS, AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, WRITTEN OR ORAL, INCLUDING PRIOR LETTERS OF INTEREST, PROPOSAL LETTERS, COMMITMENT LETTERS, CONFIDENTIALITY AGREEMENTS, OR OTHER AGREEMENTS, INVOLVING ANY CREDIT PARTY OR LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE, OR EFFECT; AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

[SIGNATURE PAGES FOLLOW]

Executed and effective as of the date first set forth above.

BORROWER:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Connie Scarpello
Name: Connie Scarpello
Its: Vice President

SPPR – SOUTH BEND, LLC, a Delaware limited liability company

By:	SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership, its Manager

By:	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Connie Scarpello
Name: Connie Scarpello
Its: Vice President

Address for Notices:
1800 W. Pasewalk Avenue, Suite 200
Norfolk, Nebraska  68701
Attention:  Chief Financial Officer

GUARANTOR:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:  /s/ Connie Scarpello
Name: Connie Scarpello
Its: Senior Vice President

SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust

By:  /s/ Connie Scarpello
Name: Connie Scarpello
Its: Vice President

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:	SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Connie Scarpello
Name: Connie Scarpello
Its: Vice President

Address for Notices:
1800 W. Pasewalk Avenue, Suite 200
Norfolk, Nebraska  68701
Attention:  Chief Financial Officer

OTHER CREDIT PARTIES:

TRS LEASING, INC., a Virginia corporation

By:  /s/ Connie Scarpello
Name:  Connie Scarpello
Title:  Vice President

Address for Notices:
1800 W. Pasewalk Avenue, Suite 200
Norfolk, Nebraska  68701
Attention:  Chief Financial Officer

LENDER:

GE FRANCHISE FINANCE COMMERCIAL LLC, a Delaware limited liability company

By:  /s/ Bond Harbert
Name:  Bond Harbert
Its Authorized Signatory

Address for Notices:
8377 East Hartford Drive
Suite 200
Scottsdale, Arizona 85255
Attention:  Collateral Management

APPENDIX A
DEFINED TERMS

1. Defined Terms.  The following terms have the meanings set forth below:

“Affiliate” means, with respect to a Person, each officer, director, manager, general partner, or co-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Applicable Law” means, as to a Person, any law (statutory or common), ordinance, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or Government Authority, in each case applicable to or binding on such Person or any of its assets or to which such Person or any of its assets is subject.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in Salt Lake City, Utah; Phoenix, Arizona; or New York, New York.

“Collateral” means all real and personal property, tangible and intangible, as to which Lender is granted a Lien pursuant to any Loan Document, including any Modification Document, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender, with references to “Collateral” to include all or any portion of or interest in any of the Collateral.

“Control” and “Controlled” means possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of any class of voting securities (or other ownership interests) of such Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Party” means Borrower, Guarantor and each other Person (other than Lender) that is or may become a party to any Loan Document.

“Default” means any Event of Default or any event or circumstance that, with the passage of time or the giving of notice or both, would become an Event of Default.

“Event of Default” means the occurrence of any event or circumstance designated in any of the Loan Documents as an event of default.

“Government Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” means, without duplication, all of the following, whether or not matured:  (a) indebtedness for borrowed money, including the outstanding balances of any revolving lines of credit; (b) obligations evidenced by bonds, debentures, notes, or similar instruments; (c) reimbursement and other obligations with respect to letters of credit and acceptances; (d) obligations representing the deferred purchase price of property or services; (e) obligations created or arising under any conditional sale or other title retention agreement; (f) obligations with respect to capital leases; and (g) any other obligation for borrowed money or other financial accommodation (direct or contingent), whether evidenced by a note, instrument, guaranty or other writing and whether contingent, unliquidated.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, including purchase money security interests, and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means each Loan Agreement, together with all other documents and instruments now or in the future executed and delivered by Borrower or any other Credit Party to Lender in connection with the Loans, including this Modification and all promissory notes, guaranties, mortgages and deeds of trust, security agreements, and other documents or instruments now or hereafter evidencing, guaranteeing, or securing any of the Loans, with references in the Loan Documents to any particular Loan Document to mean such Loan Document, as it may be amended, restated, supplemented, extended or renewed from time to time.  Each Exhibit, Schedule, Table or Appendix attached to a Loan Document is an integral part of such Loan Document, the same as if set forth in full in the body thereof.

“Material Adverse Effect” means any fact, event, circumstance or other effect   (including changes in market conditions), whether foreseeable or unforeseeable, that alone or in combination with other facts, events, circumstances, or effects occurring or existing concurrently with such fact, event, circumstance, or effect results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or assets of any Credit Party; (b) the ability of any Credit Party to perform its obligations under any Loan Document; (c) the validity or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document; or (d) the Collateral, Lender’s Liens in the Collateral, or the priority of such Liens.

“Obligations” means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description (including for the payment of money), owing by such Credit Party to Lender or any of its Affiliates arising out of, under, or in connection with any Loan Document or any Related Agreement, whether direct or indirect, absolute or contingent, due or to become due, liquidated or not, now existing or hereafter arising, however acquired, and whether or not evidenced by any instrument.

“Person” means any individual, partnership, corporation, business trust, public benefit corporation, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Government Authority.

“Related Agreement” means each agreement, document, and instrument, other than the Loan Documents, now or hereafter existing between, or by, any Credit Party or Affiliate of a Credit Party (including as a successor in interest) and, or for the benefit of, Lender or any Lender Affiliate (including, in each case, as a successor in interest), as any such agreement, document, or instrument may be amended, restated, supplemented, extended or renewed from time to time.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person; (b) such Person is able to pay all liabilities of such Person as such liabilities mature; and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona.

2. Interpretative Rules.  Unless otherwise expressly provided or the context may otherwise require: (a) the words “hereof”, “herein”, “hereunder” and words of similar import, when used herein or in any other Loan Document, shall refer to such Loan Document as a whole and not to any particular provision hereof or thereof; (b) in the computation of time periods from a specified date to a later specified date, the term “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including” and the term “including” means “including without limitation”; (c) the term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings; (d) the term “sole” means “sole and absolute”; (e) Article, Section, subsection, clause, Appendix, Exhibit, Schedule, and Table references in a Loan Document are to such items in or attached to such Loan Document; (f) references to a Loan Document include all exhibits, schedules, and appendices thereto and, unless Lender’s consent is required therefor but was not obtained, any amendment, restatement, or supplement thereto; (g) references to any statute, law, ordinance, regulation or rule are to such statute, law, ordinance, regulation or rule, as modified from time to time and to any successor to any such statute, law, ordinance, regulation or rule, in each case as in effect at the time any such reference is operative; (h) Article, Section, subsection, Appendix, Exhibit, Schedule and Table titles and other divisions contained in any Loan Document are without substantive meaning or content of any kind and are not a part of the agreement between the parties; and (i) the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

1.

EXHIBIT 1.2

LOAN SCHEDULE

Loan #	GE Loan ID No.	Borrower(s)	Guarantor(s)	Lender(s)	Maturity Date
1.	435130	South Bend, LLC	Supertel LP, Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	01-Jan-2018
2.	431562	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	02-Mar-2015
3.	431830	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	01-Feb-2017

GUARANTIES

GE Loan  ID No. 435130

Unconditional Guaranty of Payment and Performance dated as of December 31, 2007 by Supertel Limited Partnership, a Virginia limited partnership (“Supertel LP”).

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality REIT Trust, a Maryland real estate investment trust (“Supertel REIT”).

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality, Inc., a Virginia corporation (“Supertel Hospitality”).

GE Loan  ID No. 431562

Unconditional Guaranty of Payment and Performance dated as of August 18, 2006 by Supertel Hospitality.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

GE Loan  ID No. 431830

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

OTHER CREDIT PARTY DOCUMENTS

Security Agreement dated as of March 29, 2012 by TRS Leasing, Inc., a Virginia corporation.